SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event) April 20, 1998

ASSOCIATES FIRST CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE 06-0876639

(State or other jurisdiction (I.R.S. Employer
of incorporation) Identification Number)

2-44197

(Commission File Number)

250 E. Carpenter Freeway, Irving, Texas 75062-2729
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (972) 652-4000

Item 5. Other Events.

On November 15, 1999, Associates First Capital Corporation (the "Registrant") announced it had entered into a definitive agreement to acquire Arcadia Financial Ltd., an automobile finance company. The acquisition is subject to approval by Arcadia's shareholders and certain regulatory approvals.

A copy of the news release dated November 15, 1999 issued by the Registrant is attached as Exhibit 20 and incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

20 - News Release by Associates First Capital Corporation dated November 15, 1999

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSOCIATES FIRST CAPITAL CORPORATION

By: /s/ Frederic C. Liskow
Frederic C. Liskow
 Assistant Secretary

Date: November 15, 1999